SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 24, 1997



                             GLENGATE APPAREL, INC.
             (Exact name of registrant as specified in its charter)




        New Jersey                     33-72880                  22-3266971
        ----------                     --------                  ----------
 (State or other juris-         (Commission File Number)       (I.R.S. Employer
diction of incorporation)                                    Identification No.)



207 Sheffield Street
Mountainside, New Jersey                 07092
------------------------                 -----
(Address of principal                  (Zip Code)
executive offices)




Registrant's telephone number, including area code:  (908) 518-0006

ITEM 1 TO ITEM 4:  None.


ITEM 5:  OTHER EVENTS
-------  ------------

On February 24, 1997, GlenGate Apparel, Inc. (the "Company"), a New Jersey corporation, received from Milberg Factors, Inc. ("Milberg"), a lender, a notice of termination of the Security Agreement between the Company and Milberg dated September 26, 1996 (the "Security Agreement"). Pursuant to the Security Agreement, Milberg could, in its discretion, make advances to the Company of up to the lesser of $3,000,000 or 85% of qualifying receivables and provide interim temporary financing between October 1, 1996 and April 30, 1997 of 50% of eligible finished goods inventory to a maximum of $750,000. The Company would pay interest on all such advances. As described in its Form 10-QSB filed with the Securities and Exchange Commission on February 14, 1997, the Company had previously determined that, in order to maintain its current growth patterns, it would require additional funding in 1997 including the replacement of the Milberg facility to be more consistent with the capital needs of the Company during this period of intense growth. As a result, the Company had already initiated discussions with other potential lenders regarding additional growth capital and alternate financing arrangements prior to its receipt of the notice of termination. The termination of the Security Agreement is effective April 30, 1997. Management believes that it will have implemented a replacement credit facility on or before April 30, 1997.


ITEM 6 TO ITEM 8:  None.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GLENGATE APPAREL, INC.


February 28, 1997                          By:     /s/ George J. Gatesy
                                                   --------------------
                                                   George J. Gatesy
                                                   President